Exhibit (d)(5)

                           OFFER TO PURCHASE FOR CASH
                           ALL SHARES OF COMMON STOCK
                                       OF
                              REN CORPORATION-USA
                                       AT
                              $20.00 NET PER SHARE
                                       BY
                             REN ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                   GAMBRO AB


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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON TUESDAY, OCTOBER 17, 1995, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated September 19, 1995 (the "Offer to Purchase"), and a related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by REN Acquisition Corp., a Tennessee corporation ("Purchaser") and an indirect wholly owned subsidiary of Gambro AB, a Swedish corporation ("Gambro"), to purchase all outstanding shares of common stock, no par value (the "Shares"), of REN Corporation-USA, a Tennessee corporation (the "Company"), at a price of $20.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The tender price is $20.00 per Share, net to the seller in cash.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company, acting upon the unanimous recommendation of a special committee of independent directors of the Company, unanimously has determined that each of the Offer and the Merger and the transactions contemplated by the Merger Agreement (as defined in the Offer to Purchase) is fair to, and in the best interests of, the stockholders of the Company other than Gambro and its affiliates, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, October 17, 1995, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the then outstanding Shares, other than Shares owned beneficially by or of record by Gambro or any of its affiliates. The Offer is subject to certain other conditions described in the Offer to Purchase.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by UBS Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                              -------------------

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
         SHARES OF COMMON STOCK OF REN CORPORATION-USA BY REN
                            ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 19, 1995, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by REN Acquisition Corp., a Tennessee corporation ("Purchaser") and an indirect wholly owned subsidiary of Gambro AB, a Swedish corporation ("Gambro"), to purchase all outstanding shares of common stock, no par value (the "Shares"), of REN Corporation-USA, a Tennessee corporation (the "Company").

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  NUMBER OF SHARES TO BE TENDERED:             SIGN HERE
  __________ SHARES*

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                                               ---------------------------------
  Dated: _______________________, 1995         Signature(s)

                                               ---------------------------------

                                               ---------------------------------
                                               Please type or print name(s)

                                               ---------------------------------

                                               ---------------------------------
                                               Please type or print name(s)

                                               ---------------------------------
                                               Area Code and Telephone Number

                                               ---------------------------------
                                               Taxpayer Identification or Social
                                                 Security Number


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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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